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                                                                  Exhibit 21
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                              PGI INCORPORATED
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                                SUBSIDIARIES
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                                      State of              Relationship
                                      ---------             ------------
                                      Incorporation
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Sugarmill Woods, Inc.                 Florida               Wholly owned (1)
Burnt Store Marina, Inc.              Florida               Wholly owned (1)
Punta Gorda Isles Sales, Inc.         Florida               Wholly owned (1)
Burnt Store Utilities, Inc.           Florida               Wholly owned (1)
Gulf Coast Credit Corporation         Florida               Wholly owned (1)

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(1) Included in the Company's consolidated financial statements.